UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 2, 2015, pursuant to notice duly given. The stockholders voted on three proposals, which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission April 20, 2015.

The results are as follows:

Proposal 1.	All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Richard A. Cowell	7,215,227	521,124	24,475,080
Slade Gorton	6,997,056	739,295	24,475,080
Jeanette Horan	7,238,327	498,024	24,475,080
Perry Mulligan	7,259,422	476,969	24,475,080
Alexander Tokman	6,992,301	744,050	24,475,080
Brian Turner	7,258,949	477,402	24,475,080
Thomas M. Walker	7,233,971	502,380	24,475,080

Proposal 2.	The stockholders approved the proposed amendment to the 2013 MicroVision, Inc. Incentive Plan by the votes set forth in the table below:

For:	6,148,775
Against:	1,508,548
Abstain:	79,028
Broker Non-Votes:	24,475,080

Proposal 3.	The stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, by the votes set forth in the table below:

For:	30,964,231
Against:	791,525
Abstain:	455,675

The proposal to ratify the appointment of Moss Adams LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel & Secretary

Dated: June 3, 2015